Exhibit 10.9

TECO DIVERSIFIED, INC.

RETENTION AND CONFIDENTIALITY AGREEMENT AND GENERAL RELEASE

THIS RETENTION AND CONFIDENTIALITY AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into this 14 day of August, 2014 by and between TECO DIVERSIFIED, INC. (the "Company"), and CLARK TAYLOR (the "Employee").

WHEREAS, the Employee is currently employed by a subsidiary of the Company; and

WHEREAS, the Company is considering selling TECO Coal Corporation and its subsidiaries (collectively “TCC”) (the “Potential Transaction”); and

WHEREAS, the Employee’s continued employment through the Closing (defined as the transfer of ownership of TCC to an unrelated third party) of the Potential Transaction (“Closing Date”) is critical to the success of both the Company and the Potential Transaction; and

WHEREAS, the parties have mutually agreed to enter into the following Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

1. PURPOSE OF AGREEMENT

The Company desires the continued employment and cooperation of the Employee during the period commencing as of the date hereof through the Closing Date (the “Employment Period”). However, notwithstanding anything to the contrary in this Agreement, the Employee shall continue to be an “at will” employee.

2. TERMINATION OF THE AGREEMENT

This Agreement will terminate and the Company will not owe the Employee any payment under this Agreement on the earliest to occur of the following, however, the Employee's obligations relating to confidentiality and the Company’s rights under Sections 5. and 6. will survive such termination:

(a)  the date that Employee either voluntarily terminates his employment or is terminated for Cause prior to the end of the Employment Period;

(b)  the date that the Employee receives notice that the Company has decided to not pursue the Potential Transaction.

3. CAUSE DEFINITION

For purposes of this Agreement, termination by TCC of the Employee’s employment for “Cause” shall mean a termination following TCC's Employee Job Performance Discipline process.

4. RETENTION PAYMENT

In accordance with the terms of this Section, the Company shall pay or cause TCC to pay the Employee a retention payment of $489,600.00 (the “Retention Amount”).  The payment of the Retention Amount is contingent on: (i) the Employee delivering to the Company a signed Release attached as Exhibit A effective through the Closing Date and not revoking the Release before its effective date (the “Release”) and (ii) the Employee remaining employed with TCC through the Closing Date.  If the contingencies are met the payment shall be paid within twenty (20) days following the Closing Date. The payment made to the Employee shall be reduced to reflect the withholding of all required applicable taxes.

5. CONFIDENTIALITY AND OTHER CONDUCT

(a) The Employee recognizes and acknowledges that during the course of his employment with TCC, he has been exposed to, has had access to, and has had disclosed to him information and material developed specifically by and for the benefit of TCC and sensitive and/or proprietary information, business planning and operations information, strategic, financial, business and plant security information, business practices and procedures, and specific TCC procedures related thereto and to other matters, including without limitation trade secrets, trademarks, service marks, trademarked and copyrighted material, patents, patents pending, financial and data processing information, data bases, interfaces, and/or source codes, TCC procedures, specifications, commercial information or other TCC or customer records including any information or material belonging to others which has been provided to TCC on a confidential basis, all of which are hereinafter referred to as "Confidential Information."

(b) The Employee also agrees to maintain in strict confidence the Confidential Information and agrees not to make any unauthorized disclosures to any third party or to use same to benefit himself or any third party.  The Employee shall be prohibited from using, duplicating, reproducing, copying, distributing, or disclosing all covered information regardless of form or purpose, including without limitation, verbal disclosure, data, documents, electronic media or any other media form.  The Employee agrees to abide by the non-disclosure and non-use obligations relating to TCC records, information, and property contained in TECO Energy’s Code of Ethics and Business Conduct.

(c) The restrictions on the Employee's disclosure of Confidential Information set out herein do not apply to such information that (i) is now, or hereafter becomes, through no act or failure to act on the part of the Employee, generally known or available to the public or (ii) is required to be disclosed by a court of competent jurisdiction or by an administrative or quasi‑judicial body having jurisdiction over the subject matter after the Employee has given TCC reasonable prior notice of such disclosure requirement.

(d) The restrictions herein do not apply to the use for the benefit of any purchaser of TCC of Confidential Information that is predominately related to TCC and is transferred with TCC as part of the Potential Transaction described in the recitals above.

(e) The Employee agrees to conduct himself in all actions or conduct relating to TCC in a manner consistent with existing TCC policy and to refrain from engaging in any conduct that holds TCC up to ridicule in the community or that jeopardizes or adversely affects the business or reputation of TCC.

(f) For the purpose of this section the term " TCC" shall mean TECO Energy, Inc., TECO Diversified, Inc., TECO Coal Corporation, and all of their subsidiaries and affiliates.

6. REMEDIES FOR BREACH BY EMPLOYEE

Employee acknowledges that damages at law will be an insufficient remedy if Employee violates the terms of this Agreement, and that the Company would suffer a decrease in value and irreparable damage as a result of such violation.  Accordingly, upon a violation by Employee of any of the covenants set forth herein, particularly the confidentiality provisions contained in Section 5., the Company without excluding or limiting any other available remedy, shall be entitled to the following remedies:

(1) Upon posting a reasonable bond and filing with a court of competent jurisdiction an appropriate pleading and affidavit specifying each obligation breached by Employee, automatic entry by a court having jurisdiction of an order granting an injunction or specific performance compelling Employee to comply with that obligation, without proof of monetary damage or an inadequate remedy at law; and

(2) Repayment by the Employee to the Company of the Retention Payment made to the Employee pursuant to Section 4.

(3) Reimbursement of all costs and expenses incurred by the Company in enforcing those obligations or otherwise defending or prosecuting any litigation arising out of Employee’s obligations, including premiums for bonds, fees for experts and investigators, and legal fees, costs, and expenses incurred before a lawsuit is filed and in trial, appellate, bankruptcy and judgment-execution proceedings.

The foregoing remedies are cumulative to all other remedies afforded by law or in equity, and the Company may exercise any such remedy concurrently, independently or successively.

7. EFFECT ON PREVIOUS AGREEMENTS

This Agreement supersedes and replaces any other previous agreement between the parties concerning retention payments or the matters addressed in this Agreement.  All such earlier Agreements shall be null and void with neither party having remaining obligations under the Agreements.

8. SURVIVAL OF THE AGREEMENT

Neither completion of payment hereunder nor termination of this Agreement shall be deemed to relieve Employee or Company of any rights or obligations hereunder which by their very nature survive the completion of payment by Company, including without limitation, Sections 5. and 6. hereof.

9. ENTIRE AGREEMENT

The Employee acknowledges and agrees that this Agreement contains the entire agreement between himself and Company, including TCC, and that no statements or promises have been made by either party concerning the contents of this Agreement other than as expressly contained in this document.

10. EFFECTIVE DATE

This Agreement shall be governed by the laws of the State of Kentucky and shall become effective upon the execution and delivery of both parties to the Agreement.

11. STATEMENT OF UNDERSTANDING

The Release attached as Exhibit “A” contains the notices setting forth the rights of the Employee under the Older Workers’ Benefit Protection Act (29 USC §626) relating to the forty-five (45) day consideration period commencing on the date hereof and the rescission period relating to the Employee's execution of the Release.

IN WITNESS WHEREOF, TECO DIVERSIFIED, INC. and CLARK TAYLOR have caused this instrument to be executed as of the date first written above.

TECO DIVERSIFIED, INC.,

A FLORIDA CORPORATION

BY: /s/ Sandra W. Callahan

Sandra W. Callahan

Vice President and Assistant Secretary

CAUTION! READ BEFORE SIGNING

BY: /s/ Clark Taylor

Clark Taylor

DATE SIGNED: 8/14/14

CLARK TAYLOR

TECO DIVERSIFIED, INC.

EXHIBIT A

RELEASE OF CLAIMS

For and in consideration of the payment to be made to the Employee pursuant to Section 4. of the Retention and Confidentiality Agreement and General Release ("Agreement"), the Employee, for himself, his heirs, executors, administrators, successors and assigns acknowledges that the payment being made as consideration is in addition to anything of value to which he is entitled and accordingly hereby releases and agrees to hold harmless the Company and TCC (which, for purposes of this section includes their subsidiaries and affiliates, and any agent, officer, director or employee thereof) from all claims, rights, causes of action or liabilities of whatever nature, whether at law or in equity, or damages (compensatory, consequential or punitive) against the Company and TCC that the Employee, his heirs, executors, administrators, successors, and assigns, may now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing, whatsoever, that has happened, developed, accrued or occurred on or before the date of execution of this Release, arising out of the Employee's employment with TCC while TECO Energy, Inc. was the indirect owner of TCC or the Agreement (other than Workers' Compensation claims pending or otherwise related to such employment or failure to make the payment under Section 4. of the Agreement) with or termination of employment from TCC while it was a subsidiary of TECO Energy, Inc. or retirement hereunder, including, but not limited to, claims for wrongful termination, discrimination, retaliation, invasion of privacy, defamation, slander, and/or intentional infliction of emotional distress, any rights to a grievance proceeding and those arising under any federal, state, or local discrimination or civil rights or labor laws and/or rules or regulations, and/or common law, whether in contract or in tort, as they relate to the employment relationship of the Employee/Employer (including without limitation claims arising under the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act (29 USC §626), Title VII of the Civil Rights Act of 1964, Worker Adjustment and Retraining Notification Act (29 USC §2101-2109), the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any other Kentucky statues relating to employment other than Workers’ Compensation laws, as such laws have been or may be amended from time to time).

The Company and the Employee agree that by entering into this Release the Employee does not waive claims that may arise after the date of execution of this Release.

The Employee acknowledges and agrees that this Release shall not be construed as an admission by the Company of any improper or unlawful actions or of any wrongdoing whatsoever against the Employee or any other person, and the Company expressly denies any wrongdoing whatsoever against the Employee or any other employee.

For the purposes of this Release, "TCC" shall include TECO Diversified, Inc., TECO Coal Corporation, its ultimate parent, TECO Energy, Inc. and their subsidiaries and affiliates, and any agent, officer, director, or employee thereof.

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS RELEASE, KNOWS AND UNDERSTANDS THE CONTENTS CONTAINED IN IT, HAS BEEN GIVEN THE OPPORTUNITY TO CONSIDER THE RELEASE FOR AT LEAST FORTY-FIVE (45) DAYS COMMENCING THE DAY AFTER THE EMPLOYEE RECEIVED THE RETENTION AND CONFIDENTIALITY AGREEMENT.  THE COMPANY HAS ADVISED HIM TO CONSULT AN ATTORNEY IF HE DESIRES, AND HE HAS BEEN GIVEN THE OPPORTUNITY TO DO SO.  FURTHER, THE EMPLOYEE UNDERSTANDS THAT HE MAY RESCIND THE RELEASE AT ANY TIME DURING THE SEVEN (7) DAYS IMMEDIATELY FOLLOWING ITS EXECUTION.  THE EMPLOYEE DOES FREELY AND VOLUNTARILY ASSENT TO ALL OF ITS TERMS AND CONDITIONS AND SIGNS THIS RELEASE AS HIS OWN FREE ACT AND RECOGNIZES THAT BY DOING SO HE IS RELEASING THE COMPANY AND TCC FROM ANY LIABILITY UNDER THE OLDER WORKERS’ BENEFIT PROTECTION ACT.

This Release will be governed by the Laws of the State of Kentucky and shall become effective at the close of business on the seventh day following the execution and delivery of the Release by the Employee (the “Rescission Period”).  At any time during the Rescission Period the Employee may rescind this Release by giving written notice to the Company at its Human Resources Department.

WITNESSES

BY: EXHIBIT ONLY – DO NOT SIGN
Clark Taylor DATE SIGNED: _____________________